UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 6, 2007

Vail Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9614	51-0291762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent, Suite 1000, Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(303) 404-1800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2007, Vail Resorts Development Company, a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”) entered into an Amendment to Employment Agreement with Keith Fernandez, President of Vail Resorts Development Company, to grant certain awards of restricted stock units totaling $450,000 in value, pursuant to the terms of the Company’s Amended and Restated 2002 Long Term Incentive and Share Award Plan. All other aspects of Mr. Fernandez’s employment agreement remain in full force and effect. The foregoing description of Mr. Fernandez’s employment agreement is qualified in its entirety by reference to the agreement attached as Exhibit 10.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2007		Vail Resorts, Inc.

	By:	/s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated as of August 6, 2007, by and between Vail Resorts Development Company and Keith Fernandez.